Exhibit-21

IRON MOUNTAIN INCORPORATED

SCHEDULE OF SUBSIDIARIES

as of December 31, 2009

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Administradora de Informacion Ltda	Chile
Iron Mountain Anamnis GDM SAS	France
Archive Services Limited	England and Wales
Archivex Box Company Limited	Alberta
Archivex Limited	Nova Scotia	Archivex
Arcus Data Security Limited	England and Wales
Britannia Data Management Limited	England and Wales
Custodia de Documentos Limitada	Chile
Custodia S.O.S. S.A.	Chile
Data Destroy 2006 Limited	Ireland
Data Disposal Limited	England and Wales
Datavault Holdings Limited	England and Wales
Datavault Limited	UK/Scotland
Datavault Northwest Limited	England and Wales
Datavault Southwest Limited	England and Wales
Docu Guard Holding Limited	Cyprus
File-Safe Limited	England and Wales
Fine Paper Recyclers Sydney Pty Ltd	Australia	Iron MountaIn Shredding
Horanross Limited	Ireland	Iron Mountain
Imaging Systems (NZ) Limited	New Zealand	Iron Mountain

Iron Mountain Australia Holdings Pty. Ltd.	Australia
IM EES SP. z.o.o.	Poland	Iron Mountain
IMI Holding Italia SpA	Italy
IM New Zealand Holdings ULC	New Zealand	Iron Mountain
IMSA Peru SRL	Peru	Iron Mountain
IndexInfo Services Pty Ltd.	India	Iron Mountain
IM RT Cyprus Finance Limited	Cyprus
Iron Mountain A/S	Denmark	Iron Mountain
Iron Mountain Alberta Company ULC	Alberta
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Iron Mountain Arsivleme Hizmetleri A.S.	Turkey	Iron Mountain
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Assurance Corporation	Vermont
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Austria Archivierung G.m.b.H.	Austria	Iron Mountain
Iron Mountain BPM International S.a.r.l.	Luxembourg
Iron Mountain BPM BVBA	Belgium
Iron Mountain Belgium NV-SA	Belgium	Iron Mountain
Iron Mountain Canada Corporation	Nova Scotia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Chile S.A.	Chile	Iron Mountain

Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Iron Mountain CIS Limited	Russia	Iron Mountain
Iron Mountain Ceska Republika S.R.O.	Czech Republic	Iron Mountain
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain Digital Limited	England and Wales	Iron Mountain Digital
Iron Mountain Digital GmbH	Germany	Iron Mountain Digital
Iron Mountain Digital K.K.	Japan
Iron Mountain Digital S.A.R.L	France	Iron Mountain Digital
Iron Mountain DIMS Ltd.	England and Wales
Iron Mountain do Brasil S.A.	Brazil	Iron Mountain
Iron Mountain EES Holdings Limited	Cyprus
Iron Mountain Espana, S.A.	Spain	Iron Mountain
Iron Mountain Europe (Group) Limited	England and Wales
Iron Mountain Europe Limited	England and Wales
Iron Mountain Fulfillment Services, Inc.	Delaware	Iron Mountain Fulfillment Services
Iron Mountain France SAS	France	Iron Mountain
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain Global, Inc.	Delaware
Iron Mountain Global, L.L.C.	Delaware
Iron Mountain Government Services Incorporated	Delaware
Iron Mountain Group (Europe) Limited	England and Wales

Iron Mountain Holdings (Europe) Limited	England and Wales
Iron Mountain Holdings (France), SNC	France
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain India Holdings	Mauritius
Iron Mountain Information Management Co. Ltd.	Taiwan
Iron Mountain Information Management, Inc.	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain Ireland (Holdings) Ltd.	Ireland
Iron Mountain Ireland Ltd.	Ireland	Iron Mountain
Iron Mountain Italia SpA	Italy
Iron Mountain Lanka (Private) Limited	Sri Lanka
Iron Mountain Luxembourg S.A.R.L.	Luxembourg
Iron Mountain Livingston Limited	England and Wales
Iron Mountain Magyarorszaq kft	Hungary	Iron Mountain
Iron Mountain Mayflower Ltd.	England and Wales
Iron Mountain Mexico, S de R.L. de C.V.	Mexico	Iron Mountain
Iron Mountain MDM Limited	England and Wales
Iron Mountain Nederland (Holdings) B.V.	Netherlands

Iron Mountain (Netherlands) B.V.	Netherlands	Iron Mountain
Iron Mountain New Zealand Limited	New Zealand	Iron Mountain
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Participaton SA	France
Iron Mountain Peru S.A.	Peru	Iron Mountain
Iron Mountain PLE Limited	England and Wales
Iron Mountain Polska Sp. Z.o.o.	Poland
Iron Mountain Poland Holdings Limited	Cyprus
Iron Mountain India Private Limited	India	Iron Mountain
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico	Iron Mountain
Iron Mountain Scotland (Holdings) Limited	UK/Scotland
Iron Mountain Scotland Limited	UK/Scotland	Iron Mountain
Iron Mountain Sdn Bhd	Malaysia
Iron Mountain Secure Shredding Ltd.	England and Wales	Iron Mountain Secure Shredding
Iron Mountain Shanghai Co. Ltd	China
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia s.r.o.	Slovakia	Iron Mountain
Iron Mountain South America Ltd.	Cayman Islands
Iron Mountain Services S.R.L	Romania
Iron Mountain Romania SRL	Romania	Iron Mountain

Iron Mountain Statutory Trust - 1998	Connecticut
Iron Mountain Statutory Trust - 1999	Connecticut
Iron Mountain Statutory Trust - 2001	Connecticut
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain Transnational Holdings Ltd.	Hong Kong
Iron Mountain (UK) Limited	England and Wales
Iron Mountain Ukraine Limited	Ukraine
JAD (93) Limited	UK/Scotland
Jones & Crossland Limited	England and Wales
Kestrel Data Services Limited	England and Wales
Kestrel Data (UK) Limited	England and Wales
Kestrel Reprographics Limited	England and Wales
Marsh Morangis S.a.r.l.	Luxembourg
Mountain Glenwood Real Estate, Inc.	British Columbia
Mountain Real Estate Assets, Inc.	Delaware
Mountain Reserve III, Inc.	Delaware
Mountain West Palm Real Estate, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
PT Iron Mountain Indonesia	Indonesia
Record Data Limited	Ireland
Iron Mountain Hellas SA	Greece	Iron Mountain Safedoc
Secure Paper Services Pty. Ltd.	Australia	Iron Mountain Secure Shredding

Security Destruction Ltd.	England and Wales	Iron Mountain
Silver Sky Limited	Jersey Channel Islands
Sispace AG	Switzerland
Sistemas de Archivo Corporativo, S de R.L. de C.V.	Mexico	Iron Mountain
Sistemas de Archivo de Mexico, S de R.L. de C.V.	Mexico	Iron Mountain
Storbox SA	Chile	Iron Mountain
Stratify, Inc.	Delaware	Stratify
Stratify Software India Pvt. Ltd.	India	Stratify
The Document Storage Company Limited	England and Wales
397499 British Columbia Ltd.	British Columbia
The Imaging Centre Pty. Ltd.	Australia	Iron Mountain
Treeline Services Corporation	Delaware
Upper Providence Venture I, L.P.	Pennsylvania
Venues Australia Pty. Ltd.	Australia	Iron Mountain